Exhibit 10.1
CAPITAL SECURITIES PURCHASE AGREEMENT
     THIS CAPITAL SECURITIES PURCHASE AGREEMENT (this “Agreement”) is effective as of June 30, 2009, by and among FLAGSTAR BANCORP, INC. (the “Company”), a corporation organized under the laws of the State of Michigan, with its principal offices at 5151 Corporate Drive, Troy, Michigan 48098-2639, FLAGSTAR STATUTORY TRUST XI, a statutory trust under the laws of the State of Delaware (the “Issuer” and, together with the Company, the “Company Parties”) and MP THRIFT INVESTMENTS L.P., a Delaware limited partnership (the “Purchaser”).
     WHEREAS, the Company entered into an Investment Agreement dated as of December 17, 2008 with the Purchaser (the “Investment Agreement”), pursuant to which the Purchaser purchased from the Company 250,000 shares of the Company’s Convertible Participating Voting Preferred Stock, Series B (the “Series B Preferred Stock”), at a purchase price of $1,000 per share, with each share convertible into common stock, par value $0.01 per share, of the Company (the “Common Stock”), at the liquidation preference divided by $0.80;
     WHEREAS, all capitalized terms used in this Agreement, but which are not defined herein, shall have the definition that is ascribed to them under the Investment Agreement or, if not defined in the Investment Agreement, as defined in the Declaration (as hereafter defined);
     WHEREAS, in connection with the issuance of the Series B Preferred Stock, the Company entered into an Amendment and Waiver Agreement dated as of January 30, 2009 with the Purchaser (the “Closing Agreement”), pursuant to which, subject to the terms and conditions set forth therein, the Company agreed to issue and sell, and, the Purchaser agreed to purchase: (i) 50,000 shares of the Company’s preferred stock with terms substantially identical to the Series B Preferred Stock at a purchase price of $1,000 per share, with each share convertible into Common Stock, at the liquidation preference divided by $0.80, and (ii) $50 million of trust preferred securities (the “Capital Securities”), with an aggregate liquidation preference of $50 million, a dividend rate of 10%, and convertible into Common Stock, in whole or in part, on April 1, 2010 (such conversion right lapsing if not exercised on such date), at a conversion price equal to 90% of the volume-weighted average price per share during the period from February 1, 2009 to April 1, 2010, subject to a minimum of $0.80 and a maximum of $2.00 (the “Conversion Shares”), such Capital Securities redeemable any time after January 30, 2011, both as described in the Closing Agreement;
     WHEREAS, the Purchaser purchased the 50,000 additional shares of Series B Preferred Stock as referenced in clause (i) above in two equal increments at closings that occurred on February 17, 2009 and February 27, 2009;
     WHEREAS, the Issuer is operated and the Capital Securities will be issued pursuant to an Amended and Restated Declaration of Trust dated as of June 30, 2009 (the “Declaration”), among the Company, as Sponsor, Wilmington Trust Company, as Institutional Trustee, Wilmington Trust Company, as Delaware Trustee, and the Administrators named therein;

     WHEREAS, the Issuer will use the proceeds from the sale of the Capital Securities to purchase Debentures (as defined in the Declaration) issued under the Indenture (as defined in the Declaration);
     IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company, the Issuer and the Purchaser agree as follows:
     SECTION 1. Agreement to Sell and Purchase the Capital Securities. At the Closing (as defined in Section 2.1), the Company will, subject to the terms and conditions of this Agreement, issue and sell to the Purchaser and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, 50,000 Capital Securities due September 15, 2039 each with a liquidation preference of $1,000 per security for an aggregate purchase price of $50 million (the “Purchase Price”).
     SECTION 2. Delivery of the Capital Securities at the Closing.
     2.1 The completion of the purchase and sale of the Capital Securities (the “Closing”) shall occur on June 30, 2009 at the offices of Sullivan & Cromwell LLP located at 125 Broad Street, New York, New York 10004 or such other date or location as agreed by the parties, but not prior to the date that the conditions for Closing set forth below have been satisfied or waived by the appropriate party (the “Closing Date”).
     2.2 At the Closing, the Purchaser shall deliver, in immediately available funds, the full amount of the Purchase Price for the Capital Securities being purchased hereunder to an account designated by the Issuer and the Issuer shall deliver to the Purchaser or its designee the Capital Securities evidenced by one or more certificates in the form specified in the Declaration, registered in the name of the Purchaser and shall represent the aggregate liquidation amount of the Capital Securities being purchased by the Purchaser. The certificates representing the Capital Securities shall include the restrictive legends specified therein, including, without limitation, the legend providing that the Capital Securities were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) thereof and Rule 506 thereunder as more further described in Section 3.5.
     2.3 At the Closing, the Company shall pay to Sandler O’Neill & Partners, L.P. (the “Financial Advisor”), in immediately available funds delivered to the account designated by the Financial Advisor, the fee of $3 million for services that the Financial Advisor provided in connection with the transactions contemplated by the Investment Agreement and the Closing Agreement.
     SECTION 3. Representations, Warranties and Covenants of the Purchaser. The Purchaser represents and warrants to, and covenants with, the Company that:
     3.1 Experience. (i) The Purchaser is knowledgeable, sophisticated and experienced in financial and business matters, in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Capital Securities, including investments in securities issued by the Company and comparable entities, has the ability to bear the economic risks of an investment in the Capital Securities and has reviewed carefully the information provided by the Company to the Purchaser in connection with this Agreement and the purchase of the Capital Securities hereunder, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Capital Securities; (ii) the Purchaser is acquiring Capital Securities in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of the Capital Securities or any arrangement or understanding with any other persons regarding the distribution of such Capital Securities (this representation and warranty not limiting the Purchaser’s right to sell pursuant to a registration statement or in compliance with the Securities Act and the rules and regulations promulgated thereunder (the “Rules and Regulations”)); (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Capital Securities, nor will the Purchaser engage in any short sale that results in a disposition of any of the Capital Securities by the Purchaser, except in compliance with the Securities Act and the Rules and Regulations and any applicable state securities laws; (iv) the Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.
     3.2 Reliance on Exemptions. The Purchaser understands that the Capital Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Capital Securities.
     3.3 Investment Decision. The Purchaser understands that nothing in the Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Capital Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Capital Securities.
     3.4 Risk of Loss. The Purchaser understands that its investment in the Capital Securities involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser’s purchase of the Securities. The Purchaser understands that the market price of the Common Stock into which the Capital Securities is convertible has been volatile, and that no representation is being made as to the future value of the Capital Securities.
     3.5 Legend. (a) The Purchaser understands that, until such time as the Capital Securities may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Capital Securities will bear a restrictive legend in substantially the following form:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED,

ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) TO THE DEBENTURE ISSUER OR THE TRUST, (B) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO A “NON U.S. PERSON” IN AN “OFFSHORE TRANSACTION” PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE DEBENTURE ISSUER’S AND THE TRUST’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM IN ACCORDANCE WITH THE AMENDED AND RESTATED DECLARATION OF TRUST, A COPY OF WHICH MAY BE OBTAINED FROM THE DEBENTURE ISSUER OR THE TRUST. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.
THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SECURITY IS NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION

4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.
IN CONNECTION WITH ANY TRANSFER, THE HOLDER OF THIS SECURITY WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED BY THE AMENDED AND RESTATED DECLARATION OF TRUST TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
THIS SECURITY WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS SECURITY IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS SECURITY FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS SECURITY, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS SECURITY.”
          (b) The Purchaser understands that, until such time as a registration statement with respect to the Conversion Shares has been declared effective or the Conversion Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Shares will bear a restrictive legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT

AGREEMENT, DATED AS OF DECEMBER 17, 2008, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.”
     3.6 Transfer Restrictions. The Capital Securities may only be disposed of in compliance with state and federal securities laws, the transfer and other restrictions set forth in the legend set forth in Section 3.5, the Declaration and the Investment Agreement as if they were “Securities” thereunder.
     SECTION 4. Representations, Warranties and Covenants of the Company. Each Company Party, represents and warrants to, and covenants with, the Purchaser, as applicable, in each case with respect only to itself and not with respect to the other Company Party that:
     4.1 Organization and Standing. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Michigan. The Issuer has been duly created, and is validly existing as a statutory business trust in good standing under the laws of the State of Delaware. The Issuer has conducted and will conduct no business other than the transactions contemplated by this Agreement and the Declaration; the Issuer is not a party to or bound by any agreement or instrument other than this Agreement, the Declaration and the agreements and instruments contemplated by the Declaration; the Issuer has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Declaration; the Issuer is not a party to or subject to any action, suit or proceeding of any nature; and the Issuer is not, and at the Closing Date will not be, to the knowledge of the Closing Parties, classified as an association taxable as a corporation for United States federal income tax purposes.
     4.2 Execution and Delivery; Enforceability. The execution, delivery and performance of this Agreement by each Company Party and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors with respect to the Company and by appropriate trust action with respect to the Issuer. This Agreement has been duly and validly executed and delivered by each Company Party and, assuming due authorization, execution and delivery by Purchaser and the other Company Party, is a valid and binding obligation of such Company Party enforceable against such Company Party in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles). No other corporate proceedings are necessary for the execution and delivery by the Company of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby, subject, in the case of the authorization of the Conversion Shares, the receipt of stockholder approval to increase the number of authorized shares of Common Stock of the Company. No other trust proceedings are necessary for the execution and delivery by the Issuer of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby.
     4.3 Due Authorization. (a) With respect to the Issuer, the Capital Securities have been duly authorized by the Issuer and, when executed, authenticated, issued and delivered in accordance with the Declaration against payment therefor as provided in this Agreement, will be validly issued, and represent undivided beneficial interests in the assets of the Issuer, entitled to the benefits provided by the Declaration, and will not be issued in violation of or subject to preemptive rights of any other stockholder of the Company and will not result in the violation or triggering of any price-based antidilution adjustments under any agreement to which the Company is a party. The voting rights of the holders of the Capital Securities will be enforceable in accordance with the terms of the Declaration.
     (b) With respect to the Company (i) the Debentures have been duly and validly authorized, and, when duly and validly executed, authenticated and issued as provided in the Indenture and delivered to the Issuer pursuant to the Declaration, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture, (ii) the Indenture has been duly and validly authorized, and, when duly and validly executed and delivered by the Company and the Trustee, will constitute a valid and legally binding obligation of the Company and (iii) the Guarantee has been duly and validly authorized, and, when duly and validly executed and delivered to Wilmington Trust Company, as Guarantee Trustee for the benefit of the Issuer, will constitute a valid and legally binding obligation of the Company.
     4.4 Governmental Consents. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required for the execution and delivery of this Agreement or the consummation by each Company Party of the transactions contemplated by this Agreement, except for compliance with the state securities laws and federal securities laws applicable to the offering of the Capital Securities and such consents, approvals, authorizations or other orders as have been obtained and are in full force and effect.
     4.5 No Conflicts. Neither the execution and delivery by each Company Party of this Agreement, the Declaration, the Indenture or the Guarantee, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by each Company Party with any of the provisions hereof or thereof (including, without limitation, the conversion provisions of the Capital Securities), will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the loss of any benefit or creation of any right on the part of any third party under, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any liens, charges, adverse rights or claims, pledges, covenants, title defects, security interests and other encumbrances of any kind upon any of the material properties or assets of the Issuer, the Company or any Subsidiary of the Company under any of the terms, conditions or provisions of (i) subject in the case of the authorization and issuance of the Capital Securities (including the Conversion Shares to be issued upon conversion thereof) the receipt of the approval by the Company’s stockholders to increase the number of authorized shares of Common Stock of the Company, its Certificate of Incorporation or bylaws (or similar governing documents) or the certificate of incorporation, charter, bylaws or other governing instrument of any Subsidiary (including, without limitation, with respect to the Issuer, the Declaration) or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Issuer, the Company or any Subsidiary is a party or by which it may be bound, or to which the Issuer, the Company or any Subsidiary or any of the properties or assets of the Issuer, the Company or any Subsidiary may be subject, or (B) violate any law, statute, ordinance, rule, regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Issuer, the Company or any Subsidiary or any of their respective properties or assets.
     4.6 No Event of Default. No event has occurred which, had the applicable Capital Securities already been issued, would reasonably be expected to (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute an Event of Default under the Declaration.
     4.7 Trust Indenture Act. Neither the Declaration nor the Indenture is required to be qualified under the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
     4.8 Investment Company. Neither of the Company Parties is an “investment company” as defined in the U.S. Investment Company Act of 1940, as amended.
     4.9 Deferred Payments. The Company has no present intention to exercise its option to defer payments of interest on the Debentures as provided in the Indenture. The Company believes that the likelihood that it would exercise its right to defer payments of interest on the Debentures as provided in the Indenture at any time during which the Debentures are outstanding is remote.
     SECTION 5. Registration Rights. On or after April 2, 2010, the Purchaser shall have the right to have the Capital Securities (including the Conversion Shares) registered for resale under the Securities Act, and related indemnification rights, as set forth in Section 4.7 of the Investment Agreement, as if the Capital Securities (including the Conversion Shares) were “Registrable Securities” thereunder. In connection with any such registration of Capital Securities, prior to the filing and effectiveness of a registration statement with respect to such Capital Securities, the Company Parties shall take any action necessary to qualify the Indenture and Declaration under the provisions of the Trust Indenture Act.
     SECTION 6. New York Stock Exchange Listing. The Company shall promptly use its reasonable best efforts to cause the Conversion Shares to be approved for listing of the New York Stock Exchange or such other nationally recognized securities exchange on which the Common Stock may be listed, subject to official notice of issuance.
     SECTION 7. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, e-mail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

(a) if to the Company, to:
Flagstar Bancorp, Inc.
5151 Corporate Drive,
Troy, Michigan 48098-2639
Attention: Mr. Paul Borja
Facsimile: (248) 312-6833
E-mail: paul.borja@flagstar.com
with a copy to:
Kutak Rock LLP
1101 Connecticut Avenue, N.W.
Suite 1000
Washington, DC 20036-4374
Attention: Jeremy Johnson, Esq.
Facsimile: (202) 828-2488
E-mail: jeremy.johnson@KutakRock.com
     or to such other person at such other place as the Company shall designate to the Purchaser and the Issuer in writing;
(b) if to the Issuer, to:
Flagstar Statutory Trust XI
c/o Flagstar Bancorp, Inc.
5151 Corporate Drive,
Troy, Michigan 48098-2639
Attention: Mr. Paul Borja
Facsimile: (248) 312-6833
E-mail: paul.borja@flagstar.com
with a copy to:
Kutak Rock LLP
1101 Connecticut Avenue, N.W.
Suite 1000
Washington, DC 20036-4374
Attention: Jeremy Johnson, Esq.
Facsimile: (202) 828-2488
E-mail: jeremy.johnson@KutakRock.com
     or to such other person at such other place as the Issuer shall designate to the Company and the Purchaser in writing; and

(c) if to the Purchaser, to:
MP Thrift Investments L.P.
520 Madison Avenue
New York, New York 10022
Attention: Robert H. Weiss, General Counsel
Facsimile: (212) 651-4014
with a copy to:
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention: Mitchell S. Eitel, Esq.
                  George J. Sampas, Esq.
Facsimile: (212) 558-3588
     or at such other address or addresses as may have been furnished to the Company and the Issuer in writing.
     SECTION 8. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company, the Issuer and the Purchaser. Any amendment or waiver effected in accordance with this Section 6 shall be binding upon the Purchaser, the Issuer and the Company.
     SECTION 9. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.
     SECTION 10. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
     SECTION 11. Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the federal law of the United States of America and the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties, except that the parties hereto intend that the provisions of Sections 5-1401 and 5-1402 of the New York general obligations law shall apply to this Agreement. Each of the Company, the Issuer and the Purchaser submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Company, the Issuer and the Purchaser irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
     SECTION 12. Counterparts; Facsimile. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile signatures shall be deemed original signatures.
     SECTION 13. Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.
     SECTION 14. Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.
[Remainder of Page Left Intentionally Blank]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.
FLAGSTAR BANCORP, INC.

By:	/s/ Paul D. Borja
Name:	Paul D. Borja
Title:	Exec VP / CFO

FLAGSTAR STATUTORY TRUST XI

By:	FLAGSTAR BANCORP, INC., as Sponsor

By:	/s/ Mark T. Hammond
Name:	Mark T. Hammond
Title:	President and CEO

MP THRIFT INVESTMENTS L.P.

By:	MP (Thrift) Global Partners III LLC,
its General Partner

/s/ Lawrence M. Teitelbaum
Name:	Lawrence M. Teitelbaum
Title:	Chief Financial Officer